SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A12B/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

OCEANFREIGHT INC.

(Exact name of Issuer as specified in its charter)

Republic of the Marshall Islands	n/a
(State of incorporation or organization)	(IRS Employer Identification No.)
OceanFreight Inc. 80 Kifissias Avenue Athens – 15125 Greece

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Preferred Stock Purchase Rights	Nasdaq Global Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act Registration Statement file number to which this form relates: N/A

None
(Title of Class)

EXPLANATORY NOTE

This Amendment No. 1 to Form 8-A12B is being filed by OceanFreight Inc. (the "Company") solely for the purpose of amending and restating the definition of "Acquiring Person" in Section 1 of the Company's Stockholders Rights Agreement, filed with the Securities and Exchange Commission as Exhibit 4.2 to Form 8-A12B (File No. 001-33416) on April 30, 2008, and making certain corrections due to the passage of time.  The Amended and Restated Stockholders Rights Agreement dated May 26, 2010 by and between the Company and American Stock Transfer & Trust Company is attached hereto as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: May 26, 2010	OCEANFREIGHT INC.

	By:	/s/ Demetris Nenes
Name: Demetris Nenes Title: Chief Operating Officer

SK 25754 0002 1102665 v2